UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2003

GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE.

                On August 25, 2003, Graphic Packaging Corporation (“Registrant”) issued a press release announcing the appointment of John T. Baldwin as its Senior Vice President and Chief Financial Officer.  Registrant’s press release dated August 25, 2003 has been furnished as Exhibit 99.1 to this report.

                The information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: August 27, 2003
	By:	/s/ Edward W. Stroetz, Jr.
		Name:	Edward W. Stroetz, Jr.
		Title:	Acting General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press release of Registrant, dated August 25, 2003.